Exhibit 10.35

GUARANTY OF PAYMENT

THIS GUARANTY OF PAYMENT (this “Guaranty”), made as of March 10, 2006, by PEAK RESORTS, INC., a Missouri corporation (“Guarantor”) to and for the benefit of EPT CROTCHED MOUNTAIN, INC. (“Lender”).

WITNESSETH

WHEREAS, S N H Development, Inc., a Missouri corporation (“Borrower”) concurrently herewith is obtaining the Loan from Lender; and

WHEREAS, the Loan is secured by, among other things, that certain New Hampshire Leasehold Mortgage, Assignment of Rents And Security Agreement, dated of even date herewith, given by Borrower to Lender (the “Mortgage”); and

WHEREAS, as a condition to making the Loan to Borrower, Lender has required that Guarantor guarantee payment to Lender of the Debt (as hereinafter defined); and

WHEREAS, Guarantor will derive substantial benefit from Lender making the Loan to Borrower, and, therefore, Guarantor desires to guaranty payment to Lender of the Debt.

NOW, THEREFORE, to induce Lender to extend the Loan to Borrower and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby covenants and agrees for the benefit of Lender, as follows:

1. Guaranty. Guarantor hereby assumes liability for and guarantees payment to Lender of all principal of, prepayment premium (if any) and interest due under the Note and all other obligations, liabilities or sums due or to become due under the Note, the Mortgage or any other Loan Document, including, without limitation, interest on said obligations, liabilities or sums now due or to become due under the Note, the Mortgage or any other Loan Document; and any further or subsequent advances made pursuant to the Note, the Mortgage or any other Loan Document by Lender to protect or preserve the Property or the lien or security created by the Loan Documents, or for taxes, assessments, insurance premiums or other matters as provided in the Loan Documents (said amounts and other sums, collectively, the “Debt”). This is a guaranty of payment and performance and not of collection. The liability of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other person (including, without limitation, other guarantors, if any), nor against the collateral for the Loan. Guarantor waives any right to require that an action be brought against Borrower or any other person or to require that resort be had to any collateral for the Loan or to any balance of any deposit account or credit on the books of Lender in favor of Borrower or any other person. In the event of a default under the Loan Documents which is not cured within any applicable grace or cure period, Lender shall have the right to enforce its rights, powers and remedies (including, without limitation, foreclosure of all or any portion of the collateral for the Loan) thereunder or hereunder, in any order, and all rights, powers and remedies available to Lender in such event shall be non-exclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. If the obligations guaranteed hereby are partially paid or discharged by reason of the exercise of any of the remedies available to Lender, including, without limitation, the exercise of any rights or remedies available to Lender under any pledge or hypothecation agreement made by Guarantor in favor of Lender in connection with the Loan, this Guaranty shall nevertheless remain in full force and effect, and Guarantor shall remain liable for all remaining obligations guaranteed hereby, even though any rights which Guarantor may have against Borrower may be destroyed or diminished by the exercise of any such remedy.

2. Reinstatement of Obligations. If at any time all or any part of any payment made by Guarantor or received by Lender from Guarantor under or with respect to this Guaranty is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of Guarantor or Borrower), then the obligations of Guarantor hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by Guarantor, or receipt of payment by Lender, and the obligations of Guarantor hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Guarantor had never been made.

3. Waivers by Guarantor. To the extent permitted by law, Guarantor hereby waives and agrees not to assert or take advantage of:

(a) any right to require Lender to proceed against Borrower or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power or under any other agreement before proceeding against Guarantor hereunder, or any defense based on suretyship or impairment of collateral;

(b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons;

(c) demand, presentment for payment, notice of nonpayment, protest, notice of protest and, except as provided in the Loan Documents or as required by applicable law, all other notices of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Borrower, Lender, any endorser or creditor of Borrower or of Guarantor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lender;

(d) any defense based upon an election of remedies by Lender;

(e) any right or claim of right to cause a marshalling of the assets of Guarantor;

(f) any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Guaranty;

(g) any duty on the part of Lender to disclose to Guarantor any facts Lender may now or hereafter know about Borrower or the Property, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Borrower, of the condition of the Property and of any and all circumstances bearing on the risk that liability may be incurred by Guarantor hereunder;

(h) any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents;

(i) any lack of commercial reasonableness in dealing with the collateral for the Loan;

(j) any deficiencies in the collateral for the Loan or any deficiency in the ability of Lender to collect or to obtain performance from any persons or entities now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

(k) an assertion or claim that the automatic stay provided by 11 U.S.C. § 362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any of its rights, whether now existing or hereafter acquired, which Lender may have against Guarantor or the collateral for the Loan;

(1) any modifications of the Loan Documents or any obligation of Borrower relating to the Loan by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise; and

(m) any action, occurrence, event or matter consented to by Guarantor under Section 4(i) hereof, under any other provision hereof, or otherwise.

4. General Provisions.

(a) Fully Recourse. Notwithstanding any provisions of any other Loan Documents to the contrary, if any, all of the terms and provisions of this Guaranty are recourse obligations of Guarantor and not restricted by any limitation on personal liability.

(b) Unsecured Obligations. Guarantor hereby acknowledges that Lender would not make the Loan but for the unsecured personal liability undertaken by Guarantor herein.

(c) Survival. To the fullest extent permitted by law, this Guaranty shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by Lender under the Mortgage or any of the other Loan Documents, including, without limitation, any foreclosure or deed in lieu thereof, even if, as a part of such remedy, the Loan is paid or satisfied in full.

(d) Subordination; No Recourse Against Lender. Guarantor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Guarantor to all indebtedness of Borrower to Lender, and agrees with Lender that Guarantor shall not demand or accept any payment of principal or interest from Borrower, shall not claim any offset or other reduction of Guarantor’s obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral for the Loan. Further, Guarantor shall not have any right of recourse against Lender by reason of any action Lender may take or omit to take under the provisions of this Guaranty or under the provisions of any of the other Loan Documents.

(e) Reservation of Rights. Nothing contained in this Guaranty shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which Lender may have against Borrower, Guarantor or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. § 9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

(f) Financial Statements. Guarantor hereby agrees, as a material inducement to Lender to make the Loan to Borrower, to furnish to Lender promptly upon demand by Lender current and dated financial statements detailing the assets and liabilities of Guarantor certified by Guarantor, in form and substance acceptable to Lender. Guarantor hereby warrants and represents unto Lender that any and all balance sheets, net worth statements and other financial data which have heretofore been given or may hereafter be given to Lender with respect to Guarantor did or will at the time of such delivery fairly and accurately present the financial condition of Guarantor.

(g) Rights Cumulative; Payments. The obligations of Guarantor hereunder are independent of the obligations of Borrower and Lender’s rights under this Guaranty shall be in addition to all rights of Lender under the Note, the Mortgage and the other Loan Documents. In the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not Guarantor is the alter ego of Borrower and whether or not Borrower is joined therein or a separate action or actions are brought against Borrower. Lender’s rights hereunder shall not be exhausted until all of the obligations of Guarantor hereunder have been fully paid and performed.

(h) No Limitation on Liability. Guarantor hereby consents and agrees that Lender may at any time and from time to time without further consent from Guarantor do any of the following events, and the liability of Guarantor under this Guaranty shall be unconditional and absolute and shall in no way be impaired or limited by any of the following events, whether occurring with or without notice to Guarantor or with or without consideration: (i) any extensions of time for performance required by any of the Loan Documents or otherwise granted by

Lender or extension or renewal of the Note; (ii) any sale, assignment or foreclosure of the Note, the Mortgage or any of the other Loan Documents or any sale or transfer of the Property; (iii) any change in the composition of Borrower, including, without limitation, the withdrawal or removal of Guarantor from any current or future position of ownership, management or control of Borrower; (iv) the accuracy or inaccuracy of the representations and warranties made by Guarantor herein or by Borrower in any of the Loan Documents; (v) the release of Borrower or of any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender’s voluntary act or otherwise; (vi) the release or substitution in whole or in part of any security for the Loan; (vii) Lender’s failure to record the Mortgage or to file any financing statement (or Lender’s improper recording or filing thereof) or to otherwise perfect, protect, secure or insure any lien or security interest given as security for the Loan; (viii) the modification of the terms of any one or more of the Loan Documents; or (ix) the taking or failure to take any action of any type whatsoever. No such action which Lender shall take or fail to take in connection with the Loan Documents or any collateral for the Loan, nor any course of dealing with Borrower or any other person, shall limit, impair or release Guarantor’s obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against Lender. Nothing contained in this Section shall be construed to require Lender to take or refrain from taking any action referred to herein.

(i) Enforcement. This Guaranty is subject to enforcement at law or in equity, including actions for damages or specific performance.

(j) Attorneys’ Fees. In the event it is necessary for Lender to retain the services of an attorney or any other consultants in order to enforce this Guaranty, or any portion thereof, Guarantor agrees to pay to Lender any and all costs and expenses, including, without limitation, reasonable attorneys’ fees, costs and disbursements, incurred by Lender as a result thereof.

(k) Successive Actions. A separate right of action hereunder shall arise each time Lender acquires knowledge of any matter guaranteed by Guarantor under this Guaranty. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Guarantor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

(1) Reliance. Lender would not make the Loan to Borrower without Guarantor entering into this Guaranty. Accordingly, Guarantor intentionally and unconditionally enters into the covenants and agreements as set forth above and understands that, in reliance upon and in consideration of such covenants and agreements, the Loan shall be made and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

(m) Waiver by Guarantor. Guarantor covenants and agrees that, upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Guarantor shall not seek or cause Borrower or any other person or entity to seek a supplemental stay or other relief, whether injunctive or otherwise, pursuant to 11 U.S.C. § 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law, (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Guarantor or the collateral for the Loan by virtue of this Guaranty or otherwise.

(n) Defined Terms. Defined terms not otherwise defined herein shall have the meaning given in the Mortgage.

5. Default Under Related Agreement; Net Worth. It shall be an event of default hereunder (i) upon the occurrence of any default under a Loan Document or Related Agreement that remains uncured after the expiration of the applicable cure period thereunder; or (ii) the book net worth of Guarantor shall be less than $7,000,000 and Guarantor shall have failed to deliver a replacement guaranty reasonably acceptable to Landlord from an entity with a book net worth in excess of $7,000,000, or (ii) Guarantor (a) admits in writing its inability to pay its debts generally as they become due, (b) commences any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any federal, state or local law relating to bankruptcy, insolvency, reorganization or relief of debtors, (c) makes an assignment for the benefit of its creditors, (d) is generally unable to pay its debts as they mature, (e) seeks or consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, or (f) files a petition or answer seeking reorganization or arrangement under an order or decree appointing, without the consent of Guarantor, a receiver of Guarantor of the whole or substantially all of its property, and such case, proceeding or other action is not dismissed within ninety (90) days after the commencement thereof. “Book Net Worth” shall be calculated on a rolling four quarter basis as follows: the Book Net Worth for Guarantor’s final quarter shall mean the amount of Guarantor’s retained earnings as of the last day of Guarantor’s final quarter (presently, March 31); subsequent quarterly determinations of Book Net Worth shall be made on the last day of Guarantor’s first, second, and third quarters by taking the Book Net Worth of Guarantor as of the last day of the immediately preceding fiscal year plus or minus the net income for the immediately preceding twelve (12) month period ending on such date, less distributions to shareholders, if any.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

PEAK RESORTS, INC., a Missouri corporation
By:	/s/ Stephen J. Mueller
Stephen J. Mueller, Vice-President